SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant / /
Filed by a Party other than the Registrant /x/

Check the appropriate box:

/ / Preliminary Proxy Statement       / / Confidential, for Use of the
/ / Definitive Proxy Statement            Commission Only (as permitted by
/x/ Definitive Additional Materials        Rule 14a-6(e)(2))
/ / Soliciting Material Pursuant to
    Rule 14a-11(c) or Rule 14a-12

                BULL & BEAR U.S. GOVERNMENT SECURITIES FUND, INC.
                (Name of Registrant as Specified in Its Charter)

           KARPUS MANAGEMENT, INC. d/b/a/ KARPUS INVESTMENT MANAGEMENT
                   (Name of Person(s) Filing Proxy Statement,
                          if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/   No fee required.

/ / Fee computed on table below per Exchange Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies: Not applicable.
(2) Aggregate number of securities to which transaction applies: Not applicable.
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11

          (Set forth the amount on which the filing fee is calculated and state how it was determined): Not applicable.

(4) Proposed maximum aggregate value of transaction: Not applicable.
(5) Total fee paid: Not applicable.

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1) Amount Previously Paid:  Not applicable.

      (2) Form, Schedule or Registration Statement No.:  Not applicable.
      (3) Filing Party:  Not applicable.

      (4) Date Filed:  Not applicable.

Dear Fellow Shareholders:

Karpus Investment Management ("KIM"), representing clients owning nearly 16% of the outstanding shares of the Fund, recently sent you a proxy statement accompanied by a Blue Proxy Card to give you a chance to increase the value of your investment in Bull & Bear U.S. Government Securities Fund Inc.("the Fund"), at the December 18, 1998 annual meeting.

TIME IS RUNNING SHORT. PLEASE TAKE A MOMENT TO VOTE, SIGN AND RETURN THE "BLUE" PROXY CARD.

A VOTE FOR PROPOSAL ONE ON THE BLUE CARD IS A VOTE TO "FIRE" BULL & BEAR INVESTMENT ADVISERS, INC.

HIRING A NEW INVESTMENT ADVISER WHO WILL CONVERT THE FUND FROM CLOSED-END TO OPEN-END COULD IMMEDIATELY INCREASE THE VALUE OF YOUR SHARES BY APPROXIMATELY $1.50 PER SHARE (BASED ON THE FUND'S CURRENT DISCOUNT).

The Fund's Management wants you to ignore our efforts to improve the Funds' performance. And for good reason:

o The Fund converted from an open-end fund to a closed-end fund in October 1996. Now the Fund trades at nearly 10% or $1.50 per share less than had the Fund not converted.

o The Fund was recently ranked dead last of 118 closed-end government bond funds for investment returns by "The Wall Street Journal" (July 6, 1998).

o The Fund expends more than 5 times what similar funds spend on operations (an expense ratio of 5.77% for the year ended June 30, 1998 vs. 1.08% for the average government bond fund according to "Morningstar", October 31,
      1998).

o Bull & Bear Advisers' three open-end mutual funds that invest in stocks and other investments all performed in the bottom 20% for the 1,3 and 5 year periods ended September 30, 1998. Now the Fund wants to begin investing up to 35% of our Fund's assets in the stock market without seeking stockholder approval.

The Fund's Management is trying to force Karpus to sell its shares and go away. What do you think will happen to the market value of your Fund shares if Karpus is forced to liquidate its entire position?

Our message to you as fellow shareholders is simple:

Fire Bull & Bear Investment Advisers as the Fund's investment manager and seek out a top manager who will open end the Fund, so our shares will be worth 10 % more.

Who are we? Karpus Investment Management, a leading fixed-income money manager, represents owners of 119,250 shares' of the Fund, as of the record date. Last year we narrowly missed electing a complete new Board of Directors of the Fund, despite the fact that Bull & Bear refused to provide us with a list of stockholders. We represent 15.9 % of the Fund's shares. The Fund's Directors own fewer than 1,500 shares, or less than 1/4%.

PROTECT YOUR INVESTMENT NOW. VOTE THE BLUE PROXY CARD TODAY AND DISCARD ANY WHITE CARD SENT TO YOU BY BULL & BEAR. IF YOU VOTED THE WHITE CARD, YOU CAN CHANGE YOUR VOTE BY VOTING THE BLUE CARD NOW.

VOTE "FOR" KIM'S PROPOSAL, "WITHHOLD AUTHORITY" WITH RESPECT TO MANAGEMENT'S NOMINEE FOR DIRECTOR, AND VOTE "AGAINST" MANAGEMENT'S PROPOSALS TO RATIFY THE SELECTION OF AUDITORS AND TO CHANGE THE FUND'S NAME.

PLEASE VOTE THE BLUE PROXY CARD. IF YOU HAVE ANY QUESTIONS OR WISH TO DISCUSS ANY ISSUES WHICH MAY BE OF CONCERN TO YOU, WE URGE YOU TO CONTACT KIM. PLEASE CALL 800-646-4005 ANY TIME BETWEEN 8:30 A.M. AND 5:00 P.M.

YOUR VOTE IS IMPORTANT. PLEASE MARK, SIGN, DATE, AND RETURN THE ENCLOSED BLUE PROXY CARD IN THE ENCLOSED ENVELOPE. IF YOU NEED ASSISTANCE IN VOTING YOUR SHARES, PLEASE CONTACT OUR PROXY SOLICITOR, GEORGESON & CO., INC. AT 800-223-2064.

Sincerely,


George W. Karpus